SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                               (Amendment no. __)


Filed by the Registrant    [X]
Filed by a party other than the Registrant   [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                             Adept Technology, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)   Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)   Proposed maximum aggregate value of transaction:

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(5)   Total fee paid:

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[ ]   Fee paid previously with preliminary materials.
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[ ]   Check box if any part of the fee is offset as  provided  by  Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount previously paid:

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(2)   Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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


                                  [adept logo]

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held November 5, 1998


TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Adept Technology, Inc., a California corporation (the "Company"), will be held on Thursday, November 5, 1998 at 9:00 a.m. local time, at the Santa Clara Marriott, 2700 Mission College Boulevard, Santa Clara, California 95054 for the following purposes:

     1. To elect six (6) directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

     2. To approve (i) the adoption of the Company's 1998 Employee Stock Purchase Plan, (ii) the reservation of 600,000 shares of Common Stock for issuance thereunder and (iii) an annual increase in the number of shares of Common Stock reserved for issuance thereunder, beginning on July 1, 1999, in an amount equal to the lesser of (x) 300,000 shares,
         (y) 3.0% of Common Stock outstanding as of the last day of the prior fiscal year or (z) such amount as may be determined by the Board of Directors.

     3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 1999.

     4. To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary, or before any adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on September 25, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof.


                                               FOR THE BOARD OF DIRECTORS OF
                                               ADEPT TECHNOLOGY, INC.

                                               /s/ Bruce E. Shimano
                                               ---------------------------------
                                               Bruce E. Shimano
                                               Secretary


San Jose, California
October 5, 1998


                          YOUR VOTE IS IMPORTANT.
--------------------------------------------------------------------------------
     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.
--------------------------------------------------------------------------------

                             ADEPT TECHNOLOGY, INC.

                      -------------------------------------

                            PROXY STATEMENT FOR 1998
                         ANNUAL MEETING OF SHAREHOLDERS

                      -------------------------------------


                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of the Board of Directors of Adept Technology, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held Thursday, November 5, 1998 at 9:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Santa Clara Marriott, 2700 Mission College Boulevard, Santa Clara, California 95054. The Company's principal executive office is located at 150 Rose Orchard Way, San Jose, California 95134, and its telephone number at that location is (408) 432-0888.

     When proxies are properly  dated,  executed and  returned,  the shares they
represent  will  be  voted  at  the  Annual  Meeting  in  accordance   with  the
instructions of the shareholder. If no specific instructions are given, the shares will be voted for the election of the nominees for directors set forth herein; for approval of the adoption of the Company's 1998 Employee Stock Purchase Plan, the reservation of 600,000 shares of the Company's Common Stock for issuance thereunder and an annual increase in the number of shares of Common Stock reserved for issuance thereunder, beginning July 1, 1999, in an amount equal to the lesser of (i) 300,000 shares, (ii) three percent (3.0%) of the Company's Common Stock outstanding as of the last day of the prior fiscal year or (iii) such amount as determined by the Company's Board of Directors; for the ratification of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 1999; and at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     These proxy solicitation materials and the Annual Report to Shareholders for the fiscal year ended June 30, 1998, including financial statements, were first mailed on or about October 5, 1998 to all shareholders entitled to vote at the Annual Meeting.

Record Date and Shares Outstanding

     Shareholders of record at the close of business on September 25, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 8,533,824 shares of the Company's Common Stock, no par value, were issued and outstanding and held of record by 367 shareholders.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting

     Each shareholder is entitled to one vote for each share of Common Stock held by such shareholder on the Record Date. Every shareholder voting for the election of directors (Proposal One) may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that such shareholder is entitled to vote, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than six candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. On all other matters, each share of Common Stock has one vote. A quorum comprising the holders of a majority of the outstanding shares of Common Stock on the Record Date must be present or represented for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum for the transaction of business but will not be treated as votes cast for purposes of the proposals presented herein.

Solicitation of Proxies

     The cost of this solicitation will be borne by the Company. The Company has retained the services of ChaseMellon Shareholder Services, L.L.C. to aid in the solicitation of proxies from brokers, bank nominees, and other institutional owners. The Company estimates that it will pay ChaseMellon Shareholder Services L.L.C. a fee of approximately $6,000 for its services and will reimburse it for reasonable out-of-pocket expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile, or telegram.

Deadline for Receipt of Shareholder Proposals for 1999 Annual Meeting

     Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 1999 Annual Meeting of Shareholders must be received by the Company no later than June 7, 1999 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

     The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a shareholder intends to submit a proposal at the Company's Annual Meeting, which is not eligible for inclusion in the proxy statement relating to that meeting, the shareholder must give notice to the Company in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no later than August 21, 1999. If such a shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the Company's Annual Meeting in 1999.


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

Nominees

     A board of six directors is to be elected at the Annual Meeting. The Board of Directors of the Company has authorized the nomination at the Annual Meeting of the persons named herein as candidates. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The Board of Directors will consider the names and qualifications of candidates for the Board submitted by shareholders in accordance with the procedures set forth in "Deadline for Receipt of Shareholder Proposals for 1999 Annual Meeting" above and in the Company's Bylaws. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

Vote Required

     If a quorum is present and voting, the six nominees receiving the highest number of affirmative votes will be elected to the Board of Directors. Abstentions and broker non-votes are not counted in the election of directors.

Nominees

     The names of the nominees and certain information about them are set forth below:


                                                                                             Director
       Name of Nominee        Age               Position(s) with the Company                  Since
----------------------------- -----   ---------------------------------------------------   ----------
Brian R. Carlisle ...........  47     Chairman of the Board and Chief Executive Officer       1983
Bruce E. Shimano ............  49     Vice President, Research and Development,               1983
                                      Secretary and Director
Ronald E. F. Codd(1) ........  43     Director                                                1998
Michael P. Kelly (1) ........  50     Director                                                1997
Cary R. Mock(2)  ............  55     Director                                                1990
John E. Pomeroy(2)  .........  57     Director                                                1994

-----------------
(1)  Member of Audit Committee.
(2)  Member of Compensation Committee.


     There is no family relationship between any director or executive officer of the Company.

     Brian R. Carlisle has served as the Company's Chief Executive Officer and Chairman of the Board of Directors since he co-founded the Company in June 1983. From June 1980 to June 1983, he served as General Manager of Unimation, Inc. ("Unimation"), and from June 1977 to June 1980, he served as project manager of the West Coast Division of Unimation. At Unimation, Mr. Carlisle was responsible for new product strategy and development for Unimation's electric robots, control systems, sensing systems and other robotics applications. Mr. Carlisle received B.S. and M.S. degrees in Mechanical Engineering from Stanford University.

     Bruce E. Shimano has served as the Company's Vice President, Research and Development, Secretary, and as a director since he co-founded the Company in June 1983. Prior to that time, he was Director of Software Development at Unimation. Mr. Shimano received B.S., M.S. and Ph.D. degrees in Mechanical Engineering from Stanford University.

     Ronald E. F. Codd has served as a director of the Company since February 1998. Mr. Codd joined PeopleSoft, Inc. ("PeopleSoft") in September 1991 has served at PeopleSoft in various capacities, and currently serves as PeopleSoft's Senior Vice President of Finance and Administration, Chief Financial Officer and Secretary. From March 1989 to September 1991, Mr. Codd was Corporate Controller of MIPS Computer Systems, Inc., a microprocessor designer and computer manufacturer. Mr. Codd is also a director of Information Advantage, Inc., an on-line analytical processing software company. Mr. Codd is a Certified Public Accountant, a Certified Managerial Accountant, and holds a Certified Production and Inventory Management credential. Mr. Codd received a B.S. in Business Administration from the University of California, Berkeley and an M.M. from the
J. L. Kellogg Graduate School of Management (Northwestern University).

     Michael P. Kelly has served as a director of the Company since April 1997. Since 1994, Mr. Kelly has served as a managing director of Broadview Associates, LLC, a corporate finance advisory firm. From 1993 to 1994, Mr. Kelly served as the president of Emerald Partners, a mergers and acquisitions firm and as a managing director of Emerald Partners' predecessor Flemings from 1988 to 1993. From 1985 to 1988, Mr. Kelly was a partner at Touche Ross & Co., an independent accounting firm. Mr. Kelly received a B.A. degree from Western Illinois University and an M.B.A. from St. Louis University.

     Cary R. Mock has served as a director of the Company since December 1990. Since January 1996, Mr. Mock has served as a financial advisor specializing in acquisitions and related corporate development activities. From October 1983 to December 1995, Mr. Mock served as Director of Acquisitions and

Divestitures for Westinghouse Electric Corporation ("Westinghouse"), having served in other positions since joining Westinghouse in 1964. Mr. Mock received a B.S. in Electrical Engineering from the Massachusetts Institute of Technology and an M.B.A. from the State University of New York at Buffalo.

     John E. Pomeroy has served as a director of the Company since August 1994. Since May 1987, Mr. Pomeroy has served as President and Chief Executive Officer of Dover Technologies, a subsidiary of Dover Corporation and a manufacturer of production equipment for printed circuit board assembly. Mr. Pomeroy is also a director of Dover Corporation and HADCO Corporation, a supplier of electronic interconnect products and services. Mr. Pomeroy received a B.S. in Electrical Engineering from Purdue University.

     The Board of Directors recommends a vote "FOR" all six nominees listed above.

Board and Committee Meetings

     The Board of Directors of the Company held four meetings during fiscal 1998. Each incumbent director attended all meetings of the Board of Directors during the period of fiscal 1998 in which he served as a director and all meetings of the committees thereof, if any, upon which such director served during the period in which such individual was a director of the Company. The
Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing such functions.

     The Audit Committee, which currently consists of Messrs. Codd and Kelly, is responsible for overseeing actions taken by the Company's independent auditors and reviewing the Company's internal financial procedures and controls. During fiscal 1998, the Audit Committee consisted of directors Mock and Kelly. The Audit Committee met once in fiscal 1998. Mr. Mock resigned from the Audit Committee when Mr. Codd was appointed to the Board and the Audit Committee.

     The Compensation Committee, which consisted of Messrs. Mock and Pomeroy, is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company and administering various incentive compensation and benefit plans. The Compensation Committee met once during fiscal 1998.


                                  PROPOSAL TWO

                  ADOPTION OF 1998 EMPLOYEE STOCK PURCHASE PLAN

     At the Annual Meeting, the shareholders are being asked to approve (i) the adoption of the Company's 1998 Employee Stock Purchase Plan (the "Purchase Plan"), (ii) the initial reservation of 600,000 shares for sale thereunder, and
(iii) an annual increase in the number of shares reserved for sale thereunder, beginning July 1, 1999, in an amount equal to the lesser of (A) 300,000 shares,
(B) three percent (3%) of the Company's total outstanding capital stock on the last day of the prior fiscal year or (C) such amount as may be determined by the Company's Board of Directors. The Board established the share thresholds for annual increases based on the Company's current forecast for share requirements under the Purchase Plan. The number of shares actually issued under the Purchase Plan will depend on a number of factors outside the Company's control. Accordingly, the Board has retained the right to fix the annual increase at a lesser number of shares than otherwise established if, in its discretion, such increase is aggressive relative to the forecasts then available to the Company.

     The Board of Directors approved the Purchase Plan, contingent on shareholder approval at the Annual Meeting, in September 1998. In addition, the Board of Directors also terminated the Company's 1995 Employee Stock Purchase Plan (the "1995 Plan"), effective upon shareholder approval of the Purchase Plan. If shareholders do not approve the Purchase Plan, the 1995 Plan will not terminate. Other than the number of shares reserved for issuance thereunder and the annual share reserve adjustment mechanism described herein, the terms of the Purchase Plan are substantially similar to the terms of the 1995 Plan as presently in effect. The Board's objective in adopting the Purchase Plan is to avoid potential adverse accounting consequences that could result if the number of shares reserved under an employee stock purchase plan proved, at the end of an offering period, insufficient to cover the then-outstanding rights under such a plan. See "--Recent Accounting Pronouncement; Effect on Fiscal 1998 Operations."

Recent Accounting Pronouncement; Effect on Fiscal 1998 Operating Results

     In September 1997, the Emerging Issues Task Force of the Financial Accounting Standards Board issued a consensus interpretation of generally accepted accounting principles applicable to stock purchase plans, entitled "Accounting for Increased Share Authorizations in an IRS Section 423 Employee Stock Purchase Plan" (Issue No. 97-12) ("EITF 97-12"). Generally, under EITF 97-12, an issuer would be required to record compensation expense in situations where (i) the shares reserved for issuance under an employee stock purchase plan are, at the beginning of an offering period under the plan, insufficient to cover all shares issuable throughout the offering period, (ii) the issuer's shareholders subsequently approve additional shares allocable to an offering period prior to the date of shareholder approval and (iii) the fair market value of the shares issuable under the plan at the time of shareholder approval is higher than the then-applicable purchase price under the plan.

     Under prior practice, an issuer would typically seek shareholder approval to increase the share reserve under an employee stock purchase plan when the shares remaining appeared insufficient for the ensuing offering period. The 1995 Plan, for example, provides for 12 month offering periods consisting of two six month purchase periods, with a new offering period beginning every six months. Applied to this structure, the treatment specified by EITF 97-12 would require that, in order to avoid compensation charges, the number of shares reserved for issuance under the 1995 Plan never be permitted to decline below a level required to maintain projected purchases for at least two offering periods. Because EITF 97-12 was adopted at a time when the Company was seeking shareholder approval of an increase in the share reserve under the 1995 Plan by 500,000 shares, and because EITF 97-12 contained no grandfather provision, the Company was required to recognize unanticipated compensation expense of $675,000 in fiscal 1998 in connection with the over subscription of shares relative to those available at the beginning of the offering periods then in effect.

     The Purchase Plan, as compared to the 1995 Plan, is structured to mitigate the risk that the Company will be required to recognize unanticipated compensation expense as a result of any failure to have sufficient shares reserved for issuance. Like the 1995 Plan, the Purchase Plan provides for 12 month offering periods, comprised of two six month purchase periods, but also contains an automatic annual share reserve increase mechanism that is designed to reduce the likelihood that the Purchase Plan will have an insufficient share reserve. Specifically, the Purchase Plan provides for an initial share reserve of 600,000 shares with an annual automatic increase, beginning July 1, 1999, in an amount equal to the lesser of (i) 300,000 shares, (ii) three percent (3%) of the outstanding shares of the Company's capital stock on the last day of the prior fiscal year or (iii) such amount as determined by the Company's Board of Directors.

Purposes of Employee Stock Purchase Plans; Board's Recommended Response to EITF 97-12

     Employee stock purchase plans are intended to provide employees of the Company with an opportunity to purchase its Common Stock through accumulated payroll deductions. The Company believes that stock ownership is one of the prime methods of attracting and retaining key personnel responsible for the continued development and growth of the Company's business. The shortage of qualified technical and management personnel is particularly acute in Silicon Valley, where the Company's primary development and operational activities are located. Attractive employee stock incentives, including employee stock purchase plans, are considered by employees to be an important element of an employer's compensation package and by employers, including the Company, to be a competitive necessity.

     The Board of Directors has recommended approval of the Purchase Plan (and resulting termination of the 1995 Plan) in order to insure that the Company continues to offer competitive stock benefit programs while avoiding the adverse accounting implications of EITF 97-12. In particular, the Board believes that the automatic share increase provision of the Purchase Plan is necessary to ensure the continued availability of an employee stock purchase plan given the unpredictable effects of the application of EITF 97-12. The number of shares purchased under an employee stock purchase plan are influenced by (i) an issuer's hiring rates, which affects the number of employees participating, and
(ii) the volatility of the issuer's stock price, which affects the number of shares each participant purchases. For example, if an issuer's stock price falls dramatically during an offering period, it could experience an unanticipated increase in the number of shares purchased during each purchase period. Under EITF 97-12, however, unless the issuer reduced the number of shares participants could otherwise purchase based on a pro-rata allocation, it would be unable to avoid recognizing a compensation expense if, as a result of increased hiring rates or a decline in stock price, it realized after the commencement of the offering period that it would have insufficient shares available for issuance. Many issuers would be reluctant to require such a pro-rata allocation, however, because of its adverse effects on employee morale.

     The Board of Directors believes that the automatic annual increase feature of the Purchase Plan should reduce the risk of insufficient share reserves. The Purchase Plan provides for an annual increase equal to the lesser of (i) 300,000 shares, (ii) that number of shares equal to three percent (3%) of the Company's outstanding capital stock or (iii) such amount determined by the Company's Board of Directors. As a result, the share reserve under the Purchase Plan cannot be increased by more than 300,000 shares in any given year, which represents the Company's current estimates of its annual share requirements under the 1995 Plan. In addition, the Board of Directors retains the discretion to fix the annual increase at a lesser number of shares less than otherwise established under the Purchase Plan, if it determines, at the time of such increase and based on forecasts then available to the Company, then the increase established under the Purchase Plan would be unnecessarily aggressive relative to the forecast. At the Company's 1997 Annual Meeting of Shareholders, shareholders approved an increase by 500,000 shares in the number of shares reserved for issuance under the 1995 Plan. As of September 30, 1998, 328,187 shares remained available for issuance under the 1995 Plan, but, as a result of the simultaneous termination of the 1995 Plan, the shares remaining available after the October 31, 1998 purchases under the two open offering periods will not be issued if the Purchase Plan is approved.

Vote Required

     The affirmative vote of a majority of the Votes Cast will be required to approve the adoption of the Purchase Plan. For this purpose, the "Votes Cast" are defined to be the shares of the Company's Common Stock represented and voting at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding at the Record Date. Votes that are cast against the proposal will be counted for purposes of determining both (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum for the transaction of business but will not be treated as votes cast for purposes of the proposals presented herein.

     The Board Recommends a Vote "FOR" the Adoption of the Purchase Plan.

     The essential terms of the Purchase Plan are summarized as follows:

Summary of the Purchase Plan

     General. The purpose of the Purchase Plan is to provide employees with an opportunity to purchase Common Stock of the Company through payroll deductions.

     Administration. The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors. All questions of interpretation or application of the Purchase Plan are determined by the Board of Directors or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

     Eligibility. Each employee of the Company (including officers), whose customary employment with the Company is at least 20 hours per week and more than two months in any calendar year, is eligible to participate in an Offering Period (as defined below); provided, however, that no employee shall be granted an option under the Purchase Plan (i) to the extent that, immediately after the grant, such employee would own five percent of either the voting power or value of the stock of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year. Eligible employees become participants in the Purchase Plan by filing with the Company a subscription agreement authorizing payroll deductions prior to the beginning of each Offering Period unless a later time for filing the subscription agreement has been set by the Board.

     Participation in an Offering. The Purchase Plan is implemented by consecutive overlapping offering periods lasting for 12 months (an "Offering Period"), with a new Offering Period commencing on May 1 and November 1 of each year; provided, however, that the first Offering Period under the Purchase Plan shall commence on November 6, 1998 and end on October 31, 1999. Common Stock may be purchased under the Purchase Plan every six months (a "Purchase Period"), unless the participant withdraws or terminates employment earlier. To the extent the fair market value of the Common Stock on any exercise date in an Offering Period is lower than the fair market value of the Common Stock on the first day of the Offering Period, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their options on such exercise date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof. The Board of Directors may change the duration of the Purchase Periods or the length or date of commencement of an Offering Period. To participate in the Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed 15% of a participant's compensation. Compensation is defined as base straight time gross earnings, sales commissions, bonuses, incentive compensation and payments for overtime and shift premiums. Once an employee becomes a participant in the Purchase Plan, the employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the Purchase Plan or the employee's employment with the Company terminates. At the beginning of each Offering Period, each participant is automatically granted options to purchase shares of the Company's Common Stock. The option expires at the end of the Purchase Period or upon termination of employment, whichever is earlier, but is exercised at the end of each Purchase Period to the extent of the payroll deductions accumulated during such Purchase Period. The number of shares subject to the option may not exceed 3,000 shares of the Company's Common Stock in each Purchase Period.

     Purchase Price, Shares Purchased. Shares of Common Stock may be purchased under the Purchase Plan at a price not less than 85% of the lesser of the fair market value of the Common Stock on (i) the first day of the Offering Period or
(ii) the last day of Purchase Period. The "fair market value" of the Common Stock on any relevant date will be the closing price per share as reported on The Nasdaq National Market (or the mean of the closing bid and asked prices, if no sales were reported) as quoted on such exchange or reported in The Wall Street Journal. The number of shares of Common Stock a participant purchases in each Purchase Period is determined by dividing the total amount of pay-roll deductions withheld from the participant's compensation during that Purchase Period by the Purchase Price. To the extent permitted by any applicable laws, regulations, or stock exchange rules if the fair market value on the last date of any purchase period is lower than the fair market value on the first day of the offering period, then all participants in the offering period then open will be automatically withdrawn from such offering period immediately after the purchase on that date and automatically re-enrolled in the immediately following offering period.

     Termination of Employment. Termination of a participant's employment for any reason, including disability or death, or the failure of the participant to remain in the continuous scheduled employ of the Company for at least 20 hours per week, cancels his or her option and participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan.

     Adjustment Upon Change in Capitalization. In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other change in the capital structure of the Company effected without the receipt of consideration, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Purchase

Plan, the number and class of shares of stock subject to options outstanding under the Purchase Plan and the exercise price of any such outstanding options. Any such adjustment shall be made by the Board of Directors, whose determination shall be conclusive.

     Dissolution or Liquidation. In the event of a proposed dissolution or liquidation, the Offering Period then in progress will be shortened and a new exercise date will be set.

     Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company's assets, each outstanding option may be assumed or substituted by the successor corporation. If the successor corporation refuses to assume or substitute the outstanding options, the Offering Period then in progress will be shortened and a new exercise date will be set.

     Amendment and Termination of the Plan. The Board of Directors may at any time terminate or amend the Purchase Plan. An Offering Period may be terminated by the Board of Directors at the end of any Purchase Period if the Board determines that termination of the Purchase Plan is in the best interests of the Company and its shareholders. Notwithstanding anything to the contrary in the Purchase Plan, the Board of Directors may in its sole discretion amend the Purchase Plan to the extent necessary and desirable to avoid unfavorable financial accounting consequences by altering the purchase price for any offering period, shortening any offering period or allocating remaining shares among the participants. No amendment shall be effective unless it is approved by the holders of a majority of the Votes Cast at a duly held shareholders' meeting, if such amendment would require shareholder approval in order to comply with Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Purchase Plan will terminate in September 2008.

     Withdrawal. Generally, a participant may withdraw from an Offering Period at any time without affecting his or her eligibility to participate in future Offering Periods. However, once a participant withdraws from a particular offering, that participant may not participate again in the same offering.

     Federal Tax Information for Purchase Plan. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the Offering Period and more than one year from the date of transfer of the stock to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the Purchase Price or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the Purchase Price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent that ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

Participation in the 1995 Plan and the Purchase Plan

     Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. Nonemployee directors are not eligible to participate in the Purchase Plan and were not eligible to participate in the 1995 Plan.

     The following table sets forth certain information regarding shares purchased during the fiscal year ended June 30, 1998 by each of the executive officers named in the Summary Compensation Table below, all current executive officers as a group, all nonemployee directors as a group and all other employees who participated in the 1995 Plan as a group:

                                                                                      Number of Shares      Dollar
          Name of Individual or Identity of Group and Position                           Purchased (#)    Value ($)(1)
          ----------------------------------------------------                           -------------    ------------
Brian R. Carlisle, Chairman of the Board and Chief Executive Officer ...................    3,677         $ 20,064

Charles S. Duncheon, Senior Vice President, Marketing and Sales ........................    3,175           24,207

Bruce E. Shimano, Vice President, Research and Development,
 Secretary and Director ................................................................    1,828           10,318

Richard J. Casler, Vice President, Engineering .........................................     --               --

Betsy A. Lange, Vice President, Finance and Chief Financial Officer ....................    1,787            8,773

All Current Executive Officers as a group (6 Persons) ..................................   10,467           63,363

Non-Employee Directors as a group ......................................................        *                *

All Other Employees as a group .........................................................  178,051          976,621


-----------------
*    Not eligible to participate in the Purchase Plan or 1995 Plan.

(1) Market value of shares on date of purchase minus the purchase price under the 1995 Plan.


                                 PROPOSAL THREE

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 1999 and recommends that shareholders vote for ratification of such appointment. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board of Directors feels that such a change would be in the best interests of the Company and its shareholders. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

     Ernst & Young LLP has audited the Company's financial statements annually since 1984. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to questions.

     The Board recommends a vote "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 1999.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of the Record Date as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each of the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers as a group.


                                           Common Stock
     Five Percent Shareholders,            Beneficially   Approximate Percentage
Directors and Certain Executive Officers      Owned              Owned (1)
----------------------------------------   ------------   ----------------------
Kopp Investment Advisors Inc. (2) .......... 1,892,850            21.9%
   7701 France Avenue South, Suite 500
   Edina, Minnesota 55435

Brian R. Carlisle (3) ......................   333,221             3.9

Bruce E. Shimano (4) .......................   309,196             3.6

John E. Pomeroy (5) ........................    17,811              *

Cary R. Mock (6) ...........................    12,811              *

Michael P. Kelly (7) .......................     6,499              *

Ronald E. F. Codd (8) ......................      --                --

Charles S. Duncheon (9) ....................   164,558             1.9

Richard J. Casler, Jr. (10) ................    23,583              *

Betsy A. Lange (11) ........................    44,955              *

All directors and executive officers
 as a group (10 persons) (12) ..............   912,634            10.7%

-----------------
*    Less than 1%
(1) Applicable percentage ownership is based on 8,533,824 shares of Common Stock outstanding as of the Record Date together with applicable options for the shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after the Record Date are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage of any other person.

(2) Reflects ownership as reported on Schedule 13G/A dated May 9, 1998 filed with the Commission by Kopp Investment Advisors, Inc. ("KIA"). As set forth in KIA's filing, represents shares beneficially owned by (i) KIA, a registered investment advisor, (ii) Kopp Holding Company ("Holding"), (iii) Kopp Funds, Inc. ("Funds"), a registered investment advisor, and (iv) LeRoy
     C. Kopp individually and through his ownership of a controlling interest in KIA and his control over Holdings and Funds. KIA has sole voting power over 794,000 shares of the Company's Common Stock, sole dispositive power over 615,000 shares of the Company's Common Stock and shared dispositive power over 1,872,850 shares of the Company's Common Stock. Holding has beneficial ownership of 1,872,850 shares of the Company's Common Stock. Funds has beneficial ownership of 615,000 shares of the Company's Common Stock. Mr. Kopp has beneficial ownership of 1,892,850 shares of the Company's Common Stock and sole voting and dispositive power over 20,000 shares of the Company's Common Stock.

(3) Includes 65,623 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of the Record Date. Mr. Carlisle is Chairman of the Board of Directors and Chief Executive Officer of the Company.

(4) Includes 49,685 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of the Record Date and 18,000 shares held by Mr. Shimano as custodian for his children under the California Uniform Transfers to Minors Act. Mr. Shimano is Vice President, Research and Development, Secretary and a director of the Company.

(5) Includes 17,811 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of the Record Date.

(6) Includes 12,811 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of the Record Date.

(7) Includes 6,499 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of the Record Date.

(8)  Mr. Codd became a director of the Company in February 1998.

(9) Includes 31,872 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of the Record Date and 4,500 shares held by Mr. Duncheon's wife. Mr. Duncheon is Senior Vice President, Marketing and Sales of the Company.

(10) Includes 13,333 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of the Record Date. Mr. Casler is the Company's Vice President, Engineering.

(11) Includes 16,395 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of the Record Date. Ms. Lange is the Company's Vice President, Finance and Chief Financial Officer.

(12) Includes 214,029 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of the Record Date.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

     The following Summary Compensation Table sets forth certain information regarding the compensation of the Chief Executive Officer of the Company and the next four most highly compensated executive officers of the Company for services rendered in all capacities to the Company for the fiscal year ended June 30, 1998.


                                      SUMMARY COMPENSATION TABLE


                                                                     Long-Term
                                                                    Compensation
                                                                   -------------
                                                                      Awards
                                                                   -------------
                                                                     Number of
                                         Annual Compensation (1)     Securities
                              Fiscal     ------------------------    Underlying        All Other
 Name and Principal Position   Year       Salary      Bonus (2)       Options       Compensation($)
----------------------------- --------   ----------   -----------   -------------   -----------------
Brian R. Carlisle ...........  1998      $262,117       $ 31,000        25,000        $ 12,377(4)
 Chairman of the Board and     1997       217,442             --       100,000          15,289(5)
 Chief Executive Officer       1996       209,245         25,000            --          20,305(6)
Charles S. Duncheon .........  1998       186,439         59,437        20,000          12,468(4)
 Senior Vice President,        1997       171,996         46,283        50,000          11,482(5)
 Marketing and Sales           1996       165,540         70,000            --          14,178(6)
Bruce E. Shimano ............  1998       178,555         13,000        20,000          11,488(4)
 Vice President, Research and  1997       166,346             --        75,000          11,366(5)
 Development, Secretary and    1996       159,742         15,000            --          15,507(6)
 Director
Richard J. Casler ...........  1998       159,744         18,053        10,000          10,245(4)
Vice President, Engineering    1997       140,825             --        10,000           9,915(5)
                               1996       135,565         14,000         6,250           9,606(6)
Betsy A. Lange (3) ..........  1998       121,947          8,000         7,000          10,685(4)
 Vice President, Finance and   1997       133,612             --        10,000          11,609(5)
 Chief Financial Officer       1996       135,547         11,133         8,750          10,036(6)

-----------------
(1) Other than salary, bonus and all other compensation described herein, the Company did not pay the persons named in the Summary Compensation Table any compensation, including incidental personal benefits, that in the aggregate constituted an excess of 10% of such executive officer's salary.

(2) Bonus compensation for fiscal 1998 consists in part of (i) bonuses earned in fiscal 1998 but paid in fiscal 1999 of $31,000 for Mr. Carlisle, $13,000 for Mr. Shimano, $18,053 for Mr. Casler and $8,000 for Ms. Lange and (ii) commission income of $59,437 for Mr. Duncheon. Bonus compensation for fiscal 1997 consisted of commission income of $46,283 for Mr. Duncheon. Bonus compensation for fiscal 1996 consists in part of (i) bonuses earned in fiscal 1996 and paid in fiscal 1997 of $25,000 for Mr. Carlisle, $6,370 for Mr. Duncheon, $15,000 for Mr. Shimano, $14,000 for Mr. Casler and $11,133 for Ms. Lange; and (ii) commission income of $63,630 for Mr. Duncheon.

(3)  The annual reductions in Ms. Lange's compensation  beginning in fiscal 1997
     reflect  the  Company's   agreement  between  Ms.  Lange  and  the  Company
     permitting her to work a reduced work week.

(4) Other compensation for fiscal 1998 consists of (i) group term life excess premiums of $1,008 for Mr. Carlisle, $1,116 for Mr. Duncheon, $686 for Mr. Shimano, $601 for Mr. Casler and $362 for Ms. Lange; (ii) automobile allowances of $8,736 for Mr. Carlisle, $9,638 for Mr. Duncheon, $8,736 for Mr. Shimano, $8,736 for Mr. Casler and $8,736 for Ms. Lange; (iii) supplemental life insurance premiums of $1,633 for Mr. Carlisle, $1,116 for Mr. Duncheon, $1,066 for Mr. Shimano, $909 for Mr. Casler and $624 for Ms. Lange; and (iv) matching contributions of $1,000 by the Company under its 401(k) Plan for each of Messrs. Carlisle, Duncheon and Shimano and Ms. Lange.

                                       12



(5) Other compensation for fiscal 1997 consisted of (i) group term life excess premiums of $844 for Mr. Carlisle, $668 for Mr. Duncheon, $646 for Mr. Shimano, $548 for Mr. Casler and $573 for Ms. Lange; (ii) automobile allowances of $12,104 for Mr. Carlisle, $8,790 for Mr. Duncheon, $8,736 for Mr. Shimano, $8,736 for Mr. Casler and $9,711 for Ms. Lange; (iii) supplemental life insurance premiums of $1,340 for Mr. Carlisle, $1,024 for Mr. Duncheon, $984 for Mr. Shimano, $632 for Mr. Casler and $325 for Ms. Lange; and (iv) matching contributions under its 401(k) Plan of $1,000 for each of Messrs. Carlisle, Duncheon and Shimano and Ms. Lange.

(6) Other compensation for fiscal 1996 consists of (i) group term life excess premiums of $755 for Mr. Carlisle, $592 for Mr. Duncheon, $953 for Mr. Shimano, $435 for Mr. Casler and $414 for Ms. Lange; (ii) automobile allowances of $13,894 for Mr. Carlisle, $12,370 for Mr. Duncheon, $8,736 for Mr. Shimano, $8,736 for Mr. Casler and $8,736 for Ms. Lange; (iii) supplemental life insurance premiums of $755 for Mr. Carlisle, $592 for Mr. Duncheon, $935 for Mr. Shimano, $435 for Mr. Casler and $262 for Ms. Lange;
     (iv) matching contributions of $624 by the Company under its 401(k) Plan for each of Messrs. Carlisle, Duncheon and Shimano and Ms. Lange; and (v) reimbursement of accrued interest on outstanding note obligations to the Company of $4,277 for each of Messrs. Carlisle and Shimano. The note obligations of Messrs. Carlisle and Shimano were incurred in connection with the purchase of Common Stock of the Company and were repaid in January 1996.


                        OPTION GRANTS IN FISCAL YEAR 1998

     The following table sets forth certain information regarding the grant of stock options to the persons named in the Summary Compensation Table during the fiscal year ended June 30, 1998.

                                                       Individual Grants                            Potential Realizable
                                ---------------------------------------------------------------       Value at Assumed
                                                                                                        Annual Rates
                                 Number of      Percentage of                                          of Stock Price
                                 Securities     Total Options                                         Appreciation for
                                 Underlying      Granted to         Exercise                          Option Term (1)
                                  Options        Employees in      Price Per       Expiration     ------------------------
             Name               Granted (2)      Fiscal Year      Share (3)(4)        Date           5%           10%
------------------------------- -------------   ---------------   --------------   ------------   ----------   -----------
Brian R. Carlisle .............    25,000            6.2%           $ 11.75        8/14/07       $184,738     $ 468,162
Charles S. Duncheon ...........    20,000            4.9              11.75        8/14/07        147,790       374,529
Bruce E. Shimano ..............    20,000            4.9              11.75        8/14/07        147,790       374,529
Richard J. Casler, Jr. ........    10,000            2.5              11.75        8/14/07         73,895       187,265
Betsy A. Lange (5) ............     7,000            1.7              11.75        8/14/07         51,727       131,085

-----------------
*    Less than 1%.

(1) Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimates of future stock price growth.

(2) Each of the options becomes exercisable as to 1|M/48th of the option shares each month with full vesting occurring on the fourth anniversary of the date of grant.

(3) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

(4) Exercise price may be paid in cash, promissory note, by delivery of already-owned shares subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(5) Ms. Lange received a lower number of shares in fiscal 1998 due to her reduced work week.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information regarding the exercise of stock options in the last fiscal year by the persons named in the Summary
Compensation  Table and the value of options held by such individuals as of June
30, 1998.

                                                                   Number of Securities
                                                                  Underlying Unexercised             Value of Unexercised
                                 Shares                                 Options at                  In-the-Money Options at
                                Acquired                             June 30, 1998 (#)               June 30, 1998 ($)(1)
                                   on           Value         -------------------------------   -------------------------------
             Name               Exercise     Realized (2)     Exercisable     Unexercisable     Exercisable     Unexercisable
------------------------------- ----------   --------------   -------------   ---------------   -------------   ---------------
Brian R. Carlisle  ............  62,500        $522,688         53,644           71,356          $ 50,935          $55,365
Charles S. Duncheon   .........      --              --         65,540           41,460           255,648           27,683
Bruce E. Shimano   ............  27,500         246,543         40,519           54,481            38,201           41,524
Richard J. Casler, Jr.   ......  17,750         202,800         13,019           14,481            10,435            6,417
Betsy A. Lange  ...............  13,000         151,775         16,082           12,168            14,547            6,417

-----------------
(1) Market value of the Company's Common Stock at June 30, 1998 minus the exercise price.

(2) Market value of the Company's Common Stock at the exercise date minus the exercise price.


Employment Contracts and Change-In-Control Arrangements

     The Company currently has no employment contracts with any of the executive officers listed in the Summary Compensation Table, and no compensatory plan or arrangement with such executive officers which are activated upon resignation, termination or retirement of any such executive officer upon a change in control of the Company.

Compensation of Directors

     No director currently receives any cash compensation for attendance at Board or committee meetings, except that directors will be reimbursed for travel and lodging expenses incurred in attending Board and committee meetings. The Company's 1995 Director Option Plan provides that options shall be granted to non-employee directors of the Company pursuant to an automatic nondiscretionary grant mechanism. Upon joining the Board of Directors, each new non-employee director is granted an option automatically (the "Initial Grant") at the first meeting of the Board of Directors that occurs after such person becomes a director. Mr. Codd received an Initial Grant to purchase 15,000 shares of the Company's Common Stock on February 12, 1998 at an exercise price of $13.25 per share. Each non-employee director is granted an option to purchase 3,000 shares of Common Stock annually (the "Annual Grant") for so long as such individual remains a member of the Board at the first meeting of the Board of Directors after the Annual Meeting of Shareholders. Messrs. Kelly, Mock and Pomeroy each received an Annual Grant of an option to purchase 3,000 shares of the Company's Common Stock on February 12, 1998 at an exercise price of $13.25 per share. All such options were granted at the fair market value of the Common Stock on the date of grant. The Initial Grants to non-employee directors vest at a rate of 25% on the first anniversary date of grant and at a rate of 1/48th of the shares per month thereafter, and the Annual Grants become exercisable at a rate of 1/48th of the shares subject to such options on the monthly anniversary of the date of grant.

Compensation Committee Interlocks and Insider Participation

     In fiscal 1998, the Compensation Committee consisted of Messrs. Mock and Pomeroy. There are no interlocking relationships, as described by the Securities and Exchange Commission, between the Compensation Committee members.

Report of Compensation Committee

     This Report of the Compensation Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act") or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference into such filing.

     The following is the Report of the Compensation Committee describing the compensation policies and rationales applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended June 30, 1998.

     General. The responsibilities of the Compensation Committee are to administer the Company's various incentive plans, including the 1995 Plan and the Company's 1993 Stock Option Plan (collectively, the "Equity Plans") and to set compensation policies applicable to the Company's executive officers. The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, the individual contribution of officers to the financial success of the Company and market rates of compensation at similarly situated technology companies. It is the Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon such officer's own level of performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary, which is established primarily on the basis of individual performance and market considerations, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance goals and the executive's contribution and (iii) long-term stock-based incentive awards that are intended to strengthen the mutuality of interests between the executive officers and the shareholders.

     Base Salary. Individual salaries are determined based on individual experience, performance and breadth of responsibility within the Company. The Compensation Committee reviews these factors for each executive officer each year. In addition, the Compensation Committee considers executive officers' salaries for relative competitiveness with similarly situated companies.

     Commissions and Bonuses. Incentive cash compensation for Charles S. Duncheon, the Company's Senior Vice President of Marketing and Sales, consists of commission income. Mr. Duncheon received $59,437 in fiscal 1999 for commissions earned in fiscal 1998. The Company has also established a cash bonus plan for its other executive officers. Brian R. Carlisle, the Company's Chief Executive Officer, was awarded a bonus of $31,000 in fiscal 1998 upon achievement of certain individual and corporate goals. Bruce E. Shimano, the Company's Vice President, Research and Development, Richard J. Casler, its Vice President, Engineering, and Betsy A. Lange, its Vice President, Finance and Chief Financial Officer, were also awarded bonuses of $13,000, $18,053 and $8,000, respectively, in fiscal 1998. The Compensation Committee sets new goals for each executive and the Company as a whole each fiscal year on the basis of past performance and objectives for the next fiscal year.

     Equity Plans. The Equity Plans are long-term incentive plans for all employees. These plans are intended to align shareholder and employee interests by creating a direct link between long-term rewards and the value of the Company's shares. The Compensation Committee believes that long-term stock ownership by executive officers and all employees is an important factor in retaining valued employees and in achieving growth in share value. The options utilize vesting periods that encourage employees to continue in the employ of the Company. Because the value of an option bears a direct relationship to the Company's stock price, the Compensation Committee believes that options motivate executive officers and employees to manage the Company in a manner which will benefit all shareholders.

     The Equity Plans authorize the Compensation Committee to award stock options to employees at any time. The size of stock option grants is determined by a number of factors, including comparable grants to executive officers and employees of similarly situated companies, as well as the executive officer's relative position and responsibilities with the Company, the individual performance of the executive officer over the previous fiscal year and the anticipated contribution of the executive officer to the attainment of the Company's long-term strategic performance goals. The exercise price per share of each stock option is generally equal to the prevailing market value of a share of the Company's Common Stock on the date such option is granted. The Committee views stock option grants as an important component of its long-term, performance-based compensation philosophy.

     CEO Compensation. The compensation of Mr. Carlisle consists of base salary, bonuses and stock options. The Board of Directors periodically reviews Mr. Carlisle's base salary and bonus and revises his compensation based on the Board's overall evaluation of his performance toward the achievement of the Company's financial, strategic and other goals, with consideration given to his length of service and to competitive chief executive officer compensation information. In fiscal 1998, Mr. Carlisle earned a base salary of $262,117 as set by the Compensation Committee. Based upon his achievement of certain individual and company-wide performance goals, Mr. Carlisle was awarded a bonus of $31,000 in fiscal 1998 that was paid in fiscal 1999. Mr. Carlisle was granted stock options to purchase 25,000 shares of Common Stock at an exercise price of $11.75 per share in fiscal 1998. The Compensation Committee granted Mr. Carlisle the option to purchase such shares following consideration of Mr. Carlisle's unvested option position relative to industry norms for chief executive officers of similarly situated companies.

Section 162(m)

     The Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the executive officers named in the proxy statement, unless such compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m).


                                         Respectfully submitted,


                                         The Compensation Committee:
                                         Cary R. Mock
                                         John E. Pomeroy

Performance Graph

     The stock price performance graph set forth below under the caption "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference into such filings.


                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
            ADEPT TECHNOLOGY, INC., THE NASDAQ STOCK MARKET-US INDEX
                                AND A PEER GROUP


[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]


                               12/15/95    06/01/96     06/01/97      06/01/98
                               --------    --------     --------      --------
Adept Technology, Inc.           100         147           92             80
Peer Group                       100          81          124             83
Nasdaq Stock Market (U.S)        100         116          141            186


     This graph assumes that $100 was invested on December 15, 1995 in the Company's Common Stock and in the Nasdaq Stock Market US Index and in a Peer Group Index, comprised of fourteen companies in the robotics and vision systems industries, and that all dividends were reinvested.

     No dividends have been declared or paid on the Company's Common Stock. The Company intends to retain future earnings, if any, to fund its business and does not anticipate paying any cash dividends in the foreseeable future. Shareholder returns over the period indicated should not be considered indicative of future shareholder returns.

Certain Transactions

     In connection with the hiring of Marcy R. Alstott as Vice President, Operations, in March 1998, the Company loaned Ms. Alstott $300,000 pursuant to a promissory note secured by Ms. Alstott's residence at an initial interest rate of 5.64% to be adjusted annually to the applicable short-term rate then in effect. The purpose of the loan was to provide Ms. Alstott relocation assistance as she was moving from a lower-cost housing market on the East Coast to Silicon Valley, where housing costs are among the highest nationwide. The loan is evidenced by a promissory note that provides for forgiveness of principal at a rate of $30,000 per year over ten years so long as Ms. Alstott continues as an employee of the Company. Ms. Alstott's loan included an obligation for the Company to reimburse Ms. Alstott for taxes payable by her and for interest payable each year on May 1. In the event that Ms. Alstott ceases employment voluntarily within the first four years of her employment, the loan will become due and payable 180 days after the effective date of such termination. If Ms. Alstott leaves the Company after four years, the loan will be forgiven. If Ms. Alstott's employment by the Company is terminated involuntarily for any reason by the Company or she dies or becomes disabled, the remaining balance of principal and interest due on the loan will be forgiven.

     All future transactions, including loans, between the Company and its officers, directors, principal shareholders and their affiliates will be approved by the Compensation Committee of the Board of Directors, which consists of independent and disinterested outside directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1998 all executive officers and directors of the Company complied with all applicable filing requirements other than one delinquent filing of a Form 4 for Richard J. Casler.


                                  OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. See "Deadline for Receipt of Shareholder Proposals for 1999 Annual Meeting."


                       ADJOURNMENT OF THE ANNUAL MEETING

     In the event that there are not sufficient votes to approve any proposal incorporated herein at the time of the Annual Meeting, such proposal could not be approved unless the Annual Meeting were adjourned in order to permit further solicitation of proxies from holders of the Company's Common Stock. Proxies that are being solicited by the Company's Board grant discretionary authority to vote for any such adjournment, if necessary. If it is necessary to adjourn the Annual Meeting, and the adjournment is for a period of less than 45 days, no notice of the time and place of the adjourned meeting is required to be given to the shareholders other than an announcement of such time and place at the Annual Meeting. A majority of the shares represented and voting at the Annual Meeting is required to approve such adjournment, regardless of whether there is a quorum present at the Annual Meeting.


                                              THE BOARD OF DIRECTORS


Dated: October 5, 1998

                                                                      Appendix A

--------------------------------------------------------------------------------
PROXY                        ADEPT TECHNOLOGY, INC.                        PROXY


                       1998 ANNUAL MEETING OF SHAREHOLDERS
                                November 5, 1998
           This Proxy is solicited on behalf of the Board of Directors


     The undersigned shareholder of ADEPT TECHNOLOGY, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated October 5, 1998, and hereby appoints Brian R. Carlisle and Betsy A. Lange, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Shareholders of ADEPT TECHNOLOGY, INC. to be held on November 5, 1998 at 9:00 a.m. local time, at the Santa Clara Marriott, 2700 Mission College Boulevard, Santa Clara, California 95054 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:


                 (Continued, and to be signed on the other side)

--------------------------------------------------------------------------------

                            ^ FOLD AND DETACH HERE ^

ATTENTION: PLEASE NOTE THAT THIS BOX WILL NOT BE PRINTED. IT IS TO SHOW THE TEXT
           POSITION ON THE FRONT OF THIS PROXY CARD

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     [X] Please mark
                                                                                                                          your votes
                                                                                                                           as this
                                                                                                                FOR  AGAINST ABSTAIN
                                   WITHHOLD
1. ELECTION OF DIRECTORS:    FOR   FOR ALL                     2.  Proposal to approve (i) the adoption of the  [ ]    [ ]     [ ]
   NOMINEES:                 [ ]     [ ]                           1998 Employee Stock Purchase Plan, (ii) the
                                                                   reservation  of  600,000  shares  of Common
                                                                   Stock for issuance  thereunder and (iii) an
   Brian R. Carlisle,                                              annual  increase  beginning on July 1, 1999
   Bruce E. Shimano, Ronald E. F. Codd, Michael P. Kelly,          of the lesser of (A)  300,000  shares,  (B)
   Cary R. Mock, John E. Pomeroy                                   3.0% of outstanding  shares on the last day
                                                                   of the prior fiscal year or (C) such amount
   INSTRUCTION:  If  you  wish  to withhold authority to vote      as  may  be  determined  by  the  Board  of
   for any  individual nominee,  write that nominee's name in      Directors.
   the space provided below.
                                                               3.  Proposal to ratify the appointment of Ernst  [ ]    [ ]     [ ]
    _______________________________________________________        & Young LLP as the independent  auditors of
                                                                   the Company for the fiscal year ending June
                                                                   30, 1999.

                                                                   and, in their  discretion,  upon such other
                                                                   matter or matters  which may properly  come
                                                                   before the  meeting or any  adjournment  or
                                                                   adjournments thereof.

                                                                                          THIS PROXY WILL BE VOTED AS  DIRECTED  OR,
                                                                                          IF NO  CONTRARY  DIRECTION  IS  INDICATED,
                                                                                          WILL  BE  VOTED   FOR  THE   ELECTION   OF
                                                                                          DIRECTORS,  FOR THE  ADOPTION  OF THE 1998
                                                                                          EMPLOYEE    STOCK    PURCHASE   PLAN   AND
                                                                                          RESERVATION OF SHARES THEREUNDER,  FOR THE
                                                                                          RATIFICATION OF THE APPOINTMENT OF ERNST &
                                                                                          YOUNG LLP AS  INDEPENDENT  AUDITORS AND AS
                                                                                          SAID PROXIES DEEM  ADVISABLE ON SUCH OTHER
                                                                                          MATTERS AS MAY  PROPERLY  COME  BEFORE THE
                                                                                          MEETING.


Signature(s) ___________________________________________________________________    Dated ____________________________________, 1998

(This Proxy  should be marked,  dated and signed by the  shareholder(s)  exactly as his or her name  appears  hereon,  and  returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both should sign.)

------------------------------------------------------------------------------------------------------------------------------------
                                                      ^ FOLD AND DETACH HERE ^

ATTENTION: PLEASE NOTE THAT THIS BOX WILL NOT BE PRINTED. IT IS TO SHOW THE
           TEXT POSITION ON THE FRONT OF THIS PROXY CARD

                                                                      Appendix B

                             ADEPT TECHNOLOGY, INC.

                        1998 EMPLOYEE STOCK PURCHASE PLAN


         The following constitute the provisions of the 1998 Employee Stock Purchase Plan of Adept Technology, Inc.

         1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2.       Definitions.

                  (a)  "Board" shall mean the Board of Directors of the Company.

                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (c) "Common Stock" shall mean the common stock of the Company.

                  (d) "Company" shall mean Adept Technology, Inc. and any Designated Subsidiary of the Company.

                  (e) "Compensation" shall mean all base straight time gross earnings, commissions, and payments for overtime.

                  (f) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                  (g) "Employee" shall mean any individual who is an employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than two (2) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

                  (h) "Enrollment Date" shall mean the first Trading Day of each Offering Period.

                  (i) "Exercise Date" shall mean the last Trading Day of each Purchase Period.

                  (j) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

                           (1)      If  the  Common   Stock  is  listed  on  any
established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sale price for the Common Stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                           (2)      If the Common Stock is regularly quoted by a
recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                           (3)      In the absence of an established  market for
the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

                  (k) "Offering Period" shall mean the period of approximately twelve (12) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 1 and November 1 (beginning in 1998) of each year and terminating on the last Trading Day in the period ending twelve months later; provided, however, that the first Offering Period under the Plan shall commence with the first Trading Day on or after November 6, 1998, and ending on the last Trading Day on or before October 31, 1999. The duration and timing of Offering Periods may be changed pursuant to
Section 4 of this Plan.

                  (l) "Plan" shall mean this 1998 Employee Stock Purchase Plan.

                  (m) "Purchase Period" shall mean the approximately six month period commencing after one Exercise Date and ending with the next Exercise
Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date; provided, however, that the first Purchase Period under the Plan shall commence with the first Trading Day on or after November 6, 1998, and shall end on the last Trading Day on or before April 30, 1999.

                  (n) "Purchase Price" shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

                  (o) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

                  (p) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

                  (q) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

         3.       Eligibility.

                  (a) Any Employee (as defined in Section 2(g)), who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

                  (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         4. Offering Periods. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1 and November 1 of each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof; provided, however, that the first Offering Period under the Plan shall commence with the first Trading Day on or after November 6, 1998, and ending on the last Trading Day on or before October 31, 1999. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

         5.       Participation.

                  (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

                  (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

         6.       Payroll Deductions.

                  (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period, provided, however, the aggregate of such payroll deductions under two or more employee stock purchase plans of the Company that are overlapping may not exceed fifteen percent (15%) of the participant's Compensation which he or she receives on each pay day during the Offering Period.

                  (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

                  (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

                  (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) by the participant at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in
Section 10 hereof.

                  (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

         7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than 3,000 shares of the Company's Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company's Common Stock an Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and the option shall expire on the last day of the Offering Period.

         8.       Exercise of Option.

                  (a) Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

                  (b) If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed:

                           (i)   the number of shares of Common  Stock that were
available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or

                           (ii)  the number of shares  available  for sale under
the Plan on such Exercise Date, the Board may in its sole discretion

                                    (x)  provide  that the Company  shall make a
pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or

                                    (y)  provide  that the Company  shall make a
pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof.

The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's shareholders subsequent to such Enrollment Date.

         9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

         10.      Withdrawal.

                  (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

                  (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

         11.      Termination of Employment.

                  Upon a participant's ceasing to be an Employee (as defined in Section 2(g) hereof), for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option will be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an

Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

         12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

         13.      Stock.

                  (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 600,000 shares, plus an annual increase to be added on the first day of the Company's fiscal year beginning in July 1999 equal to the lesser of (i) 300,000 shares or (ii) 3% of the outstanding shares on such date or (iii) a lesser amount determined by the Board.

                  (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

                  (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

         14. Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

         15.      Designation of Beneficiary.

                  (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such partici pant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

                  (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         16. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

         17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

         19.      Adjustments  Upon  Changes  in  Capitalization,   Dissolution,
                  Liquidation, Merger or Asset Sale.

                  (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

                  (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

                  (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

         20.      Amendment or Termination.

                  (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

                  (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common

Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

                  (c) In  the  event  the  Board  determines  that  the  ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

                           (1)   altering  the  Purchase  Price for any Offering
Period including an Offering Period underway at the time of the change in Purchase Price;

                           (2)   shortening  any  Offering  Period  so that  the
Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

                           (3)   allocating  shares  pursuant  to  Section  8(b)
above.

                           Such  modifications  or amendments  shall not require
shareholder approval or the consent of any Plan participants.

         21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

         24. Automatic Transfer to Low Price Offering Period. To the extent permitted by any applicable laws, regulations, or stock exchange rules if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

                                    EXHIBIT A


                             ADEPT TECHNOLOGY, INC.

                        1998 EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT



_____ Original Application                          Enrollment Date: ___________
_____ Change in Payroll Deduction Rate
_____ Change of Beneficiary(ies)


1.       ________________________________hereby  elects  to  participate  in the
         Adept Technology, Inc. 1998 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (from 1 to 15% under all employee stock purchase plans of the Company) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to shareholder approval of the Employee Stock Purchase Plan.

5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and spouse only):____
         ________________________.

6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of
         (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:


NAME:  (Please print)______________________________________________
                        (First)        (Middle)           (Last)


______________________________________     _____________________________________
Relationship

                                           _____________________________________
                                           (Address)

Employee's Social
Security Number:                            ____________________________________



Employee's Address:                         ____________________________________

                                            ____________________________________

                                            ____________________________________


I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.



Dated:_________________________         ________________________________________
                                        Signature of Employee


                                        ________________________________________
                                        Spouse's Signature
                                        (If beneficiary other than spouse)

                                    EXHIBIT B


                             ADEPT TECHNOLOGY, INC.

                        1998 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL



         The undersigned participant in the Offering Period of the Adept Technology, Inc. 1998 Employee Stock Purchase Plan which began on ____________, 19____ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically termi nated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

                                                Name and Address of Participant:

                                                ________________________________


                                                ________________________________


                                                ________________________________


                                                Signature:


                                                ________________________________


                                                Date:___________________________